ARTICLES OF INCORPORATION
                                                        OF
                                                  AIR BAGS, INC.


                                           ARTICLE I - Name and Address

         The name and address of this Corporation is:

                                    AIR BAGS, INC.
                                    2120 S.W. 28th Terrace
                                    Ft. Lauderdale, Florida 33312

                                               ARTICLE II - Duration

         This Corporation shall have perpetual existence commencing on the date of filing of these Articles of Incorporation.

                                               ARTICLE III - Purpose

         This Corporation is organized for the following purpose:

                  For the distribution and sales of Air Bags for automobiles and other motor vehicles.

         In addition, this Corporation may engage in any and all lawful business permitted under the laws of the United States and of the State of Florida.

                                            ARTICLE IV - Capital Stock

         This Corporation is authorized to issue SIX HUNDRED (600) shares of ONE DOLLAR ($1.00) par value common stock which shall be designated "Common Shares."

                                           ARTICLE V - Preemptive Rights

         Every shareholder, upon the sale for cash of any new stock of this Corporation of the same kind, class, or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                               ARTICLE VI - Initial Registered Office and Agent

         The street address of the initial registered office of this
Corporation is:                     2120 S.W. 28th Terrace
                                    Ft. Lauderdale, FL 33312

and the name of the initial Registered Agent of this Corporation at
that address is:                    Richard Deutsch


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                                     ARTICLE VII - Initial Board of Directors

         This Corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than one. The names and addresses of the initial directors of this Corporation are:

         Name                                                 Address
         Richard Deutsch                                2120 S.W. 28th Terrace
         Pres./Sec./Dir.                              Ft. Lauderdale, FL 33312

                                           ARTICLE VIII - Incorporators

         The names and addresses of the persons signing these Articles of Incorporation are:

         Name                                                 Address
         Richard Deutsch                                 2120 S.W. 28th Terrace
         Pres./Sec./Dir.                               Ft. Lauderdale, FL 33312

                                               ARTICLE IX - By-Laws

         The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors and the shareholders.

                                   ARTICLE X - Restrictions on Transfer of Stock

         Shares held by the initial shareholders listed above, may not be resold or otherwise transferred to other persons unless such shares are first offered to the remaining shareholders of the Corporation. The price and terms at which, and the time within which, such share may be offered and sold shall be further specified by written agreement among all if the shareholders of this Corporation.

                                     ARTICLE XI - Calling of Special Meetings

         Special meetings of shareholders may be called by written notice, delivered to each shareholder, ten (10) business days prior to the meeting date.

                                    ARTICLE XII - Shareholder Quorum and Voting

         FIFTY-ONE PERCENT (51%) of the share entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, the affirmative vote of FIFTY-ONE PERCENT (51%) of the share represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

                        ARTICLE XIII - Management of Corporation by Directors

         All corporate powers shall be exercised by or under the authority of, and the business affairs of this Corporation shall be managed under the direction of the Board of Directors of this Corporation.

                                        ARTICLE XIV - Removal of Directors

         The shareholders of this Corporation shall not be entitled to remove any director from office without cause.

                                      ARTICLE XV - Director Quorum and Voting

         A majority of the director shall constitute a quorum for a meeting of Directors. If a quorum is present, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors.

                                  ARTICLE XVI - Meetings by Conference Telephone

         Members of the Board of Directors may participate in meetings of the Board of Directors by means of conference telephone as provided by law.

                        ARTICLE XVII - Action by Directors Without a Meeting

         The Directors of this Corporation may take action by written consent, as provided by law.

                                             ARTICLE XVIII - Dividends

         Dividends may be paid to shareholders (only out of the unreserved and unrestricted earned surplus of the Corporation).

                                             ARTICLE XVIX - Amendment

         This Corporation reserves the right to amend or repeal any provision in these articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

                                           ARTICLE XX - Indemnification

         The Corporation shall indemnify any officer of director, or any former officer or director, to the full extent permitted by law.

         IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation on this 2nd day of June, 1982.

                                                      /s/ Richard Deutsch
                                            Subscriber and Registered Agent


STATE OF FLORIDA
                                    ss:
COUNTY OF BROWARD

         BEFORE ME, the undersigned authority, personally appeared Richard Deutsch to me known, and known by me to be the person who executed the above and foregoing Articles of Incorporation, for all those purposes therein expressed.

         WITNESS my hand and official seal and the State and County last aforesaid on this 2nd day of June, 1982.

                                                      /s/ Michael L. Alvant
                                           Notary Public, State of Florida
                                                     at Large

                                               ARTICLES OF AMENDMENT
                                                        OF
                                                  AIR BAGS, INC.

                                                  APRIL 23, 1985

         The Articles of Incorporation of AIR BAGS, INC., shall be amended as follows:

         The following Articles of the Articles of Incorporation shall be deleted in their entirety and the following shall be added in their place:

         "Article I.  Name.

         The name of the Corporation is hereby amended to Enterprise Capital Corporation."

         "Article II.  Purpose.

         This Corporation is organized under the laws of the State of Florida as a corporation for profit, generally engaged in any business activities permitted by law."

         "Article IV.  Capital Stock.

         This Corporation is authorized to issue SIX HUNDRED THOUSAND (600,000) shares of Common Stock, $.001 par value per share."

         The foregoing amendments were adopted on April 23, 1985, by all of the shareholders and all of the directors of the corporation, pursuant to Section 607.181(3), Florida Statutes, as evidenced by their signatures on a Unanimous Consent manifesting their intention that the foregoing amendments to the Articles of Incorporation be adopted.

         IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation has executed these Articles of Amendment, this 23rd day of April, 1985.

                                                              AIR BAGS, INC.


                                                      By:  /s/ Richard Deutsch
                                                    President, Secretary and
                                                              Sole Director


                                                          /s/ Richard Deutsch

                                                  Notarized at Hollywood, Fla
                                                              6-5-85

                                               ARTICLES OF AMENDMENT
                                                        OF
                                             ARTICLES OF INCORPORATION
                                                        OF
                                          ENTERPRISE CAPITAL CORPORATION


         Richard Deutsch and Martin Demsky, the President and secretary, respectively, of ENTERPRISE CAPITAL CORPORATION, do hereby certify ask follows:

         1. The name of the corporation is ENTERPRISE CAPITAL CORPORATION. The corporation was originally incorporated under the name "AIR BAGS, INC."

         2. Article V ("Preemptive Rights") and Article X ("Restrictions on Transfer of Stock") are hereby deleted in their entirety and shall no longer be in force or effect.

         3. The foregoing amendments were adopted on July 1, 1985, by all of the shareholders and all of the directors of the corporation, pursuant to Section 607.181(3), Florida Statutes, as evidenced by their signatures on a Unanimous Consent manifesting their intention that he foregoing amendments to the Articles of Incorporation be adopted.

         IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation has executed these Articles of Amendment this _____ day of July, 1985.


                                             ENTERPRISE CAPITAL CORPORATION

                                                  By:  /s/ Richard Deutsch
                                                   Richard Deutsch, President

                                                  By:  /s/ Martin Demsky
                                                     Martin Demsky, Secretary

                                               ARTICLES OF AMENDMENT
                                                        OF
                                          ENTERPRISE CAPITAL CORPORATION

                                                  OCTOBER 4, 1994

         The Articles of Incorporation of Enterprise Capital Corporation shall be amended as follows:

         The following Articles of the Articles of Incorporation shall be deleted in their entirety and the following shall be added in their place:

         "ARTICLE IV - Capital Stock.

         The Corporation is authorized to issue Ten Million (10,000,000) shares of Common Stock, $.001 par value per share."

         The foregoing amendments were adopted on October 4, 1994, by fifty-one percent (51%) of the shareholders of the Corporation and all of the directors of the Corporation, pursuant to Section 607.0704 of the Florida Business Corporations Act, the Corporation's Articles of Incorporation, as amended, and
Section 13 of the Corporation's By-Laws manifesting their intention that the foregoing amendments to the Articles of Incorporation be adopted.

         IN WITNESS WHEREOF, the undersigned Directors and shareholders representing fifty-one percent (51%), which was a sufficient number of Shareholders to pass the Amendment, have executed these Articles of Amendment this 4th day of October, 1994.

                                                     ENTERPRISE CAPITAL CORP.

                                                      By:  /s/ Richard Deutsch
                                                              Richard Deutsch
                                                     Its: President/Director

                                                      By:  /s/ Donald Radcliffe
                                                              Donald Radcliffe
                                                   Its: Vice President/Director

                                                      By:  /s/ Martin Demsky
                                                              Martin Demsky
                                             Its: Secretary/Treasurer/Director

                                               ARTICLES OF AMENDMENT
                                           TO ARTICLES OF INCORPORATION
                                                        OF
                                          ENTERPRISE CAPITAL CORPORATION


         The undersigned, being the President of ENTERPRISE CAPITAL CORPORATION, a Florida corporation (the "Corporation"), hereby executes these Articles of Amendment to the Articles of Incorporation of the Corporation, on behalf of the Corporation, and further states as follows:

         1.       The name of this Corporation is Enterprise Capital
Corporation.

         2. Article I of the Articles of Incorporation is amended in its entirety to read as follows:

         "ARTICLE I.  Name.

                  The name of this Corporation is Pallet Management
Systems, Inc."

         3. The foregoing amendment was adopted by all of the members of the Board of Directors on October 21, 1994, and by a majority of the shareholders of the Common Stock of this Corporation (being this Corporation's only authorized class of shares) in written consents dated the 12th day of November, 1994. The number of shares voted in favor of the amendment was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned President of this Corporation has executed these Articles of Amendment to the Articles of Incorporation this 15th day o November, 1994, all in accordance with Section 6097.1006, Florida Statutes.


                                                      /s/ Zachary M. Richardson
                                             Zachary M. Richardson, President

                                           AMENDED AND RESTATED BY-LAWS
                                                        OF
                                             PALLET MANAGEMENT SYSTEMS

                                                June 29, 1995

                                                     ARTICLE 1
                                             MEETINGS OF SHAREHOLDERS

1.1      Annual Meeting

         The annual meeting of the shareholders of the Corporation shall be held at the time and place designated by the Board of Directors of the Corporation.

1.2      Special Meetings

         Special meetings of the shareholders shall be held when directed by the President, or the Chairman of the Board of Directors, if there be one, or -the Board Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting.

1.3      Place of Meetings

         The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal place of business of the Corporation.

1.4      Notice

         Except as otherwise provided in Chapter 607, Florida Statutes, written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by, or at the direction of the Chairman of the Board of Directors, if there be one, the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed effective when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

1.5      Waiver of Notice of Meeting

         Whenever any notice is required to be given to any shareholder, a waiver writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the Corporation inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute, waiver of (a) lack of or defective notice of the meeting, unless the person objects the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

1.6      Fixing of Record Date

         In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to demand special meeting, the Board of Directors may fix, in advance, a record date, not more than seventy (70) days before the date of the meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meet of shareholders shall apply to any adjournment of the meeting unless the Board Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the origin, meeting.

         If no prior action is required by the Board of Directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 1. 14 of this Article.

1.7      Voting Record

         After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice the meeting, arranged by voting group with the address of, and the number, class and series, if any, of shares held by, each shareholder. The shareholders' list may be available for inspection by any shareholder for a period of ten (10) days before the meeting or such shorter time as exists between the record date and the meet and continuing through the meeting at the Corporation's principal place of business at a place identified in the meeting notice in the city where the meeting will be or at the office of the Corporation's transfer agent or registrar. Any shareholder the Corporation or the shareholder's agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of Section 607.162(3), Florida Statutes) during regular business hours at the shareholder's expense, during the period it is available for inspection.

         The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

1.8      Quorum

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.9      Voting Per Share

         Except as otherwise provided in the Articles of Incorporation or by Section 607.0721, Florida Statutes, each shareholder is entitled to one (1) vote for each outstanding share held by him or her on each matter voted at a shareholders' meeting.

1.10     Voting of Shares

         A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.

         Shares standing the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder or, the absence of any applicable bylaw, by a person or persons designated by the board of directors of the corporate shareholder. In the absence any such designation or, in the case of conflicting designations by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote the shares.

         Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without the transfer of such shares int his or her name or the name of his or her nominee.

         Shares held by or under the control of, a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer into his or her name.

         If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each fraction is entitled to vote the share or shares in questions proportionately; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest.. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

1.11     Proxies

         Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to Section 607.0721, Florida Statutes, or attorney-in-fact for such persons, may vote the shareholder's shares in person or by proxy. Any shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

         An appointment of a proxy is effective when received by the secretary of the Corporation or such other officer or agent authorized to tabulate votes, and shall be valid for up to eleven
(11) months, unless a longer period is expressly provided in the appointment form.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

         An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is revocable and the appointment is coupled with an interest.

         If a proxy for the same shares confers authority upon two
(2) or more persons and does not otherwise provide, a majority of them present at the meeting or, if on one (1) is present, that one (1) may exercise all the powers conferred by the proxy but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of the shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

1.12     Voting Trusts

         One (1) or more shareholders of the Corporation may create a voting trust, conferring on a trustee or trustees, the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee.

1.13     Shareholders' Agreements

         Two (2) or more shareholders of the Corporation may provide for the manner in which they will vote their shares by signing an agreement for that purpose pursuant to Section 607.0731, Florida Statutes. Nothing in that agreement shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

1.14 Action Without a Meeting

         Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holder of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one (1) or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the Corporation at its principal place of business, or to the corporate secretary or other office or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Corporation.

         Any written consent may be revoked before the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal place of business, or received by the corporate secretary or other officer agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         Within ten (10) days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided under the Articles of Incorporation or by law, the notice shall contain clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

         A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.

         Whenever action is taken as provided in this section, the written consent of the shareholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

1.15     Manner of Action

         If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by law.

1.16     Voting for Directors

         Unless otherwise provided in the Articles of Incorporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                                                     ARTICLE 2
                                                     DIRECTORS

2.1      Function

         All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation shall be managed under the direction of this Board of Directors.

2.2      Qualification

         Each director must be a natural person at least eighteen
(18) years of age, but need not be a resident of this state or a shareholder of the Corporation.

2.3      Compensation

         Each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity an receiving compensation therefore.

2.4      Duties of Directors

         A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case
prepared by:

                  (a) One (1) or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within that person's professional or expert competence; or
                  (c) A committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these By-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause that reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability, by reason of being or having been a director of the Corporation.

2.5      Presumption of Assent

         A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstain from the action taken.

2.6      Number

         The Board of Directors of the Corporation shall consist of not less than three (3) nor more than eleven (11) members, the exact number of which shall be, determined from time to time by the Board of Directors or the shareholders. No decrease in the number of the directors shall have the effect of shortening the terms of any incumbent directors.

2.7      Term

         Each member of the Board of Directors shall hold office until a successor shall have been elected and qualified, or until his earlier resignation, removal from office or death.

2.8      Vacancies

         Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum the Board of Directors. A directed elected to fill a vacancy shall hold office on until the next election of directors by the shareholders.

2.9      Resignation of Directors

         Any director may resign at any time by giving written notice to the Corporation, the Board of Directors, or the Chairman of the Board of Directors. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which even the Board of Directors may I the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

2.10     Removal of Directors

         Unless otherwise provided in the Articles of Incorporation, any director, or entire Board of Directors, may be removed, with or without cause, by action of the shareholders, except that a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.
If a director was elected by a voting group of shareholders. only the shareholders of voting group may participate in the vote to remove that director. That notice of the meeting at which a vote is taken to remove a director must state that the purpose one of the purposes of the meeting is the removal of the director or directors.

2.11     Quorum and Voting

         A majority of the number of directors fixed by these Bylaws shall constitute quorum for the transaction of business;
provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been fined.

         The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

2.12     Director of Conflicts of Interest

         No contract or other transaction between the Corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies the contract or transaction or because his or their votes are counted for that purpose, if:

                  (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors; or

                  (b) The fact of that relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract o transaction by vote or written consent; or

                  (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of it that authorizes, approves or ratifies such contract or transaction.

2.13     Executive and Other Committees

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by Section 607.0825(l), Florida Statutes.

2.14 Time, Place, Notice and Call of Meetings

         An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders and at such other time and places as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide resolution the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board Directors without other notice than the resolution.

         Special meetings of the Board of Directors may be called by the Chairman of the Boar( of Directors, the President, or any director.

         The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of the meeting shall be the principal place of business of the Corporation.

         Notice of any special meeting of the Board of Directors may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness c notice given in connection with any special meeting of the Board of Directors shall b determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days before the meeting either orally (by telephone or in person,) or by written notice delivered personally or mailed to each director at his or her business c residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. Neither the business to be transacted at, nor the purpose or purposes or any special meeting need be specified in the notice or in any written waiver of notice of the meeting.

         Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone call or similar communications equipment by means of which E persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.15     Waiver of Notice

         Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a direct, at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.16     Action Without a Meeting

         Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of it may be taken without a meeting if a consent in writing stating the action so taken without a meeting if a consent in writing, stating the action so taken, is signed by all the directors. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

2.17     Indemnification

         The Corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was a director of the Corporation, to the full extent allowed under the laws of the State of Florida.

                                                     ARTICLE 3
                                                     OFFICERS

3.1      Officers

         The officers of the Corporation shall consist of a President, Secretary and Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Each officer shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of the Corporation, and shall serve until their successors are chosen and qualified. The other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a President, Secretary or Treasurer shall not affect the existence of the Corporation.

3.2      Duties

         The officers of the Corporation shall have the following duties:

         3.2.1             Chairman of the Board of Directors

                           The Chairman of the Board of Directors, if there
be one, shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and except where by law the signature the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws by the Board of Directors.

         3.2.2             Chief Operating Officer

                           The Chief Operating Officer shall, subject to the
control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, having general supervision over the daily business of the Corporation and shall see that all orders of the Board of Directors are carried out. The Chief
Operating Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, or by the Board of Directors, or by the Chairman of the Board, if there is one.

         3.2.3             President

                           The President shall, subject to the control of the
Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws, or the Board of Directors, or the Chairman of the Board, if there be one, or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the shareholders a the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws, or by the Board of Director or by the Chairman of the Board, if there be one.

         3.2.3             Secretary

                           The Secretary shall have custody of and maintain,
all of the corporate records except the financial records; shall record the minutes of all meetings of the, shareholders and Board of Directors, send out all notices of meetings and perform such other duties as may be prescribed by the Board of Directors, or the Chairman of the Board of Directors, if there be one, or the President.

         3.2.4             Treasurer

                           The Treasurer shall have custody of all corporate
funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors, or the Chairman of the Board of Directors, if there be one, or the President.

3.3      Removal of Officers

         Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment the best interests of the Corporation will be served by such removal.

         Any vacancy, however occurring, in any office may be filled by the Board of Directors unless these ByLaws shall have expressly reserved that power to the shareholders.

         Removal of any office shall be without prejudice to the contract rights, if any of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

3.4      Indemnification

         The Corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was an officer of the Corporation, to the f extent allowed under the laws of the State of Florida.

                                                     ARTICLE 4
                                                STOCK CERTIFICATES

4.1      Issuance

         Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for an share until the share is fully paid.

4.2      Form

         Certificates representing shares in the Corporation shall be signed by the Chairman of the Board of Directors, the President or the Vice President and the Secretary or an Assistant
Secretary, and may be sealed with the seal of the Corporation or a facsimile of it. The signatures of the Chairman of the Board of Directors, the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other than the Corporation itself, or an employee of the Corporation.
In case any officer who signed or whose facsimile signature has been placed upon the certificate shall have ceased to be that officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were that officer at the date of its issuance.

         Every certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued and the variations in the relative rights and preferences between the shares of each series as far as have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Every certificate representing shares that are restricted as to the sale, disposition or other transfer of the shares, shall state that the shares are restricted as to transfer and shall set forth or fairly summarize upon that certificate, or shall state that the Corporation win furnish to any shareholder, on request and without charge, a full statement of the restrictions.

Each certificate representing shares shall state upon its face:

         (a)      The name of the Corporation;

         (b) That the Corporation is organized under the laws of the State of Florida;

         (c)      The name of the person or persons to whom issued;

         (d) The number and class of shares and the designation of the series, if any, that the certificate represents; and

         (e) The par value of each share represented by the certificate, or a statement that the shares are without par value.

4.3      Transfer of Stock

         Transfers of shares of stock of the Corporation shall be only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares. Except as provided by Section 607.0721, Florida Statutes, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not shall have express or other notice thereof.

4.4      Lost, Stolen or Destroyed Certificates

         The Corporation shall issue a new stock certificate in the place of any certificate previously issued, if the holder of record of the certificates:

         (a) Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

         (b) Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

         (c) At the discretion of the Board of Directors, gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and

         (d) Satisfies any other reasonable requirements imposed by the Corporation.

                                                     ARTICLE 5
                                                 BOOKS AND RECORDS

         The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.


                                                     ARTICLE 6
                                                  CORPORATE SEAL

         The corporate seal of the Corporation shall be a circular seal with the name of the Corporation around the border and the year of organization in the center.


                                                     ARTICLE 7
                                                     AMENDMENT

         These Bylaws may be altered, repealed or amended and new
Bylaws may be adopted, by action of the Board of Directors, subject to the limitations of Section 607.1020(l), Florida
Statutes.

                                                     ARTICLE 8
                                                  INDEMNIFICATION

         The Corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was an employee or agent of the Corporation, to the full extent allowed under the laws of the State of Florida.